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                                                                      EXHIBIT 11

                          CHECKMATE ELECTRONICS, INC.

                       COMPUTATION OF PER SHARE EARNINGS


                                                   THREE MONTHS ENDED
                                                         MARCH 31
                                                -------------------------
                                                  1997            1996
                                                ---------       ---------
                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
PRIMARY:
Weighted average common shares
  outstanding during the period                   5,257           5,088

Net effect of dilutive stock options
  and stock warrants - based on the
  treasury stock method using the
  average market price                              440             479
                                                -------         -------

Total common and common equivalent shares         5,697           5,567
                                                =======         =======

Net income                                      $   661         $   530

Add interest from assumed investment of
  excess stock option proceeds, net of
  federal income tax effect                          32               0
                                                -------         -------

Total                                           $   693         $   530
                                                =======         =======

Net income per share                            $  0.12         $  0.10
                                                =======         =======

FULLY DILUTED:
Weighted average common shares
  outstanding during the period                   5,257           5,088

Net effect of dilutive stock options and
  stock warrants - based on the treasury
  stock method using the ending market
  price, if higher than average market
  price                                             440             479
                                                -------         -------

Total common and common equivalent shares         5,697           5,567
                                                =======         =======

Net income                                      $   661         $   530

Add interest from assumed investment of
  excess stock option proceeds, net of
  federal income tax effect                          32               0
                                                -------         -------

Total                                           $   693         $   530
                                                =======         =======

Net income per share                            $  0.12         $  0.10
                                                =======         =======